EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-128406 on Form S-8 of Qualmark Corporation of our report dated March 29, 2007, which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2006.
/s/ GHP HORWATH, P.C.
DENVER, CO
MARCH 29, 2007